JOHN HANCOCK BOND TRUST
JOHN HANCOCK CALIFORNIA TAX FREE INCOME FUND
JOHN HANCOCK MUNICIPAL SECURITIES TRUST
AMENDMENT TO SUB-ADVISORY AGREEMENT
     AMENDMENT made as of this 1st of October, 2009 to the Sub-Advisory Agreement dated December 31, 2005 as amended (the “Agreement”), among John Hancock Advisers, LLC, a Delaware limited liability company, MFC Global Investment Management (U.S.), LLC (formerly, Sovereign Asset Management, LLC), a Delaware limited liability company, and each of the investment companies listed above. In consideration of the mutual covenants contained herein, the parties agree as follows:

1. CHANGE IN APPENDIX A
     Appendix A of the Agreement, which relates to Section 3 of the Agreement, “Compensation of Sub-Adviser,” is hereby amended as shown in Appendix A hereto.

2. EFFECTIVE DATE
     This Amendment shall become effective as of the date first mentioned above.

3. DEFINED TERMS
     Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4. OTHER TERMS OF THE AGREEMENT
     Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC
By:	/s/ Keith F. Hartstein
Keith F. Hartstein
President and Chief Executive Officer

MFC GLOBAL INVESTMENT MANAGEMENT (U.S.) LLC
By:	/s/ Barry H. Evans
Barry H. Evans
President & Chief Investment Officer

JOHN HANCOCK BOND TRUST, on behalf of its series listed in this Amendment

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND, on behalf of its series listed in this Amendment

JOHN HANCOCK MUNICIPAL SECURITIES TRUST, on behalf of its series listed in this Amendment
By:	/s/ Keith F. Hartstein
Keith F. Hartstein
President and Chief Executive Officer

APPENDIX A
JOHN HANCOCK BOND TRUST

Percentage of Average Daily Net Assets
	First	Next	Next		Excess
	$300	$300	$400	Next	over
Fund	million	million	million	$1 billion	$2 billion
John Hancock Government Income Fund	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%
JOHN HANCOCK CALIFORNIA TAX FREE INCOME FUND

Percentage of Average Daily Net Assets
	First	Next	Next	Excess over
Fund	$500 million	$500 million	$1 billion	$2 billion
John Hancock California Tax-Free Income Fund	[XX]%	[XX]%	[XX]%	[XX]%
JOHN HANCOCK MUNICIPAL SECURITIES TRUST

Percentage of Average Daily Net Assets
	First	Next	Next		Excess
	$75	$75	$1.85	Next	over
Fund	million	million	billion	$2 billion	$4 billion
John Hancock High Yield Municipal Bond Fund	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%

Percentage of Average Daily Net Assets
	First	Next		Excess
	$500	$500	Next	over
Fund	million	million	$2 billion	$3 billion
John Hancock Tax-Free Bond Fund	[XX]%	[XX]%	[XX]%	[XX]%

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